UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 22, 2010

RIDGEWOOD ELECTRIC POWER TRUST III
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23432	22-3264565
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On or about August 25, 2010, definitive consent statements regarding the sale of:

•
Rhode Island LFG Genco, LLC, which is owned by Ridgewood Electric Power Trust I (“Trust I”) (through its 100% ownership of Ridgewood Olinda, LLC), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion (“B Fund” and collectively with Trust I, Trust III and Trust IV, each a “Trust” and together, the “Trusts”), and

•	Brea Parent 2007, LLC, which is wholly owned by Trust I,

were mailed to the shareholders of each Trust. The shareholders of Trust III, Trust IV and B Fund were asked to consent to the sale of Rhode Island LFG Genco, LLC and the shareholders of Trust I were asked to consent to the sale of both Rhode Island LFG Genco, LLC and Brea Parent 2007, LLC (in each case, the “Sale”), in lieu of holding a special meeting of the shareholders of each Trust.

The consent solicitation period expired on September 14, 2010 for Trust I and September 22, 2010 for the other Trusts. The Sale was approved by the shareholders of each Trust. The results of the consent solicitation were as follows:

	Trust I	Trust III	Trust IV	B Fund
Approve	74.945	297.7712	372.630	68.6973
Not Approve	0.250	2.5500	2.000	0.5000
Abstain	0.500	0.4000	2.500	0.2500
No response	29.805	91.1232	99.670	11.5000
Broker Non-votes	n/a	n/a	n/a	n/a
Shares Outstanding	105.500	391.8444	476.800	80.9473

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST III

Date: September 27, 2010	By:	/s/ Jeffrey H. Strasberg
	Name:	Jeffrey H. Strasberg
	Title:	Executive Vice President and Chief Financial Officer

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